Exhibit 99.2

DarioHealth Acquires Digital Behavioral Health Platform wayForward

Expands Digital Chronic Care Platform to One of the Most Complete in the Industry

Adds Approximately 20 Employers to the Dario Platform

NEW YORK, May 18, 2021 /PRNewswire/ -- DarioHealth Corp. (Nasdaq: DRIO), a pioneer in the global digital therapeutics market, today announced it has entered into an agreement to acquire PsyInnovations, Inc. (dba wayForward), a behavioral health digital platform that includes AI-enabled screening to triage and navigate members to specific interventions, digital Cognitive Behavioral Therapy (CBT), self-directed care, expert coaching and access to in-person and telehealth provider visits. The wayForward platform fills an all too common hole in existing behavioral health coverage for people who may not need or be able to access provider-based treatment. wayForward is currently providing its full suite of digital behavioral health services to approximately 20,000 members and 20 self-insured employers.

Unfortunately, the behavioral health care a person receives today is dictated more by the setting in which a person receives it than what the person would best respond to. The result is higher cost care, increased patient attrition and impaired outcomes. The wayForward platform is unique in the industry in that it focuses on AI-based screening, digital tools and coaching to match members to the optimal level of care, including those who may not require care by a licensed clinician psychologist or psychiatrist, while providing access to those providers through a customer’s existing network or partners’ networks. This results in improved engagement and clinical outcomes. Very few solutions in the market provide the clinical rigor of digital CBT and coaching as the first line of care. Rather than competing with existing in-person and telehealth-based solutions, wayForward integrates with them seamlessly. This creates a pathway to work collaboratively with other behavioral health solutions and provider networks rather than compete with them.

Recognized for its product capabilities, wayForward has won innovation challenges with Anthem and Blue Cross BlueShield of Illinois and has demonstrated strong member utilization and clinical outcomes, including a 48% reduction in anxiety and a 59% reduction in depression in third-party studies. The ability of the wayForward platform to integrate with third parties streamlines interoperability and is consistent with Dario’s philosophy of making behavior change easier. The wayForward team, including its two founders, Ritvik Singh, CEO of wayForward and Dr. Navya Singh, Chief Clinical Officer of wayForward, will join the Dario team. We believe that wayForward’s base of self-insured employer customers validates the commercial opportunity, and there will be immediate combined value in leveraging Dario’s sales and marketing organization and wayForward’s technology organization in India.

Under the terms of the merger agreement, Dario agreed to pay $30.0 million of consideration, with $25.0 million due at closing and a future contingent payment of up to $5.0 million if behavioral health revenues from the Company exceed a certain threshold in 2022. The upfront component of the purchase price will be paid by a combination of $6.0 million in cash and $19.0 million in shares of Dario common stock. Dario will issue approximately 891,182 shares of common stock at the closing, which is subject to customary closing conditions and hold-backs. If earned, the contingent payment will be paid in shares of Dario common stock. The number of shares issuable in the transaction was determined based on the 60-day volume weighted average share price (VWAP) of $21.09 that ended on May 14, 2021. These shares will be subject to a mandatory lock-up over a 6-18 month period. wayFoward is expected to be accretive to revenue in 2021 with substantially more contribution to revenue in 2022. With the majority of the merger consideration being in equity and minimal post-closing investment expected to be required to achieve operational objectives, Dario believes that it will maintain its healthy balance sheet after adding wayForward’s scale and capabilities to its platform.

Approximately 20% of the population has a behavioral health need each year, and approximately 29% of people with a chronic condition have a behavioral health issue. With the addition of wayForward’s solution, Dario’s platform is one of the most comprehensive multi-condition solutions in the industry covering diabetes, hypertension, pre-diabetes, musculoskeletal and behavioral health. Post-acquisition, Dario’s platform will cover 6 of the 7 top benefit areas employers seek to address, according to a survey by Mercer. We believe that this acquisition enhances the integrated care that Dario’s platform can provide and substantially increases the portion of customers’ population that may be eligible for Dario’s services.

“We are excited to join Dario. wayForward was started with the mission to bring precise, readily available and cost-effective behavioral healthcare to all those in need. We believe that combining our platform with Dario’s best in class solutions for chronic disease will allow us to provide an industry leading product with superior outcomes and member experience and continue on our mission; now with an expanded client base. The experience of their team and existing sales & marketing infrastructure will help accelerate sales, reduce customer acquisition cost and maximize the value of our platform,” stated Ritvik Singh, Chief Executive Officer and Co-Founder of wayForward. “More importantly, the integrated platform will benefit patients who now have the opportunity to utilize the effective combined Dario/wayForward solution for multiple chronic conditions in a convenient digital experience.”

“Dario is a strong, flexible AI-driven platform that allows for new offerings to be seamlessly added to our open architecture. Over the last year, we have consistently stated our desire to provide a suite of best-in-class solutions for multiple chronic conditions on one platform, including behavioral health as a top priority. We are excited to deliver on our stated goals. We believe the wayForward offering and management team will be great, synergistic additions to our technology foundation,” stated Erez Raphael, Dario CEO.

Rick Anderson, President & General Manager of North America, stated “Adding wayForward to our already robust platform allows us to provide a complete solution to our members and customers. Our current collaborations with wayForward on customer requests for proposal made it clear that they are a natural partner for us. It broadens the opportunities for both companies by expanding the customers we can pursue and the number of members in each customer that we can serve. We look forward to leveraging our commercial team to accelerate the adoption of wayForward’s solution on an integrated and stand-alone basis.”

More information, including an Dario Health Corp Deck, can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2021.

Sullivan & Worcester LLP is acting as legal counsel to Dario in connection with the acquisition.

About DarioHealth Corp.

DarioHealth Corp. (Nasdaq: DRIO) is a leading global digital therapeutics company revolutionizing how people with chronic conditions manage their health. Dario's next-generation, AI-powered, digital therapeutic solutions support more than just an individual's disease. Dario provides adaptive, personalized experiences that drive behavior change through evidence-based interventions, intuitive, clinically proven digital tools, high-quality software, and coaching to help individuals improve health and sustain meaningful outcomes. Dario offers one of the highest-rated diabetes and hypertension solutions on the market. The company's cross-functional team operates at the intersection of life sciences, behavioral science, and software technology and is rapidly expanding into new chronic conditions and geographic markets, using a performance-based approach to improve its users' health. Dario makes the right thing to do the easy thing to do. To learn more about DarioHealth and its digital health solutions, or for more information, visit http://dariohealth.com.

Cautionary Note Regarding Forward-Looking Statements

This news release and the statements of representatives and partners of DarioHealth Corp. (the "Company") related thereto contain or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "plan," "project," "potential," "seek," "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. For example, the Company is using forward-looking statements in this press release when it discusses the potential synergies as a result of the acquisition, its belief that wayForward’s base of self-insured employer customers validates the commercial opportunity, its belief that following the acquisition, Dario’s platform is one of the most comprehensive multi-condition solutions in the industry, that the acquisition enhances the integrated care that Dario’s platform can provide and substantially increases the portion of customers’ population that may be eligible for Dario’s services, that the acquisition is expected to be accretive to revenue in 2021 with substantially more contribution to revenue in 2022 and that it believes it will maintain its healthy balance sheet after adding wayForward’s scale and capabilities to its platform. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect the Company's results include, but are not limited to, regulatory approvals, product demand, market acceptance, impact of competitive products and prices, product development, commercialization or technological difficulties, the success or failure of negotiations and trade, legal, social and economic risks, and the risks associated with the adequacy of existing cash resources. Additional factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the timing for and results of the Company's commercial and regulatory plans for Dario™ as described herein) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

DarioHealth Corporate Contact:

Suzanne Bedell

VP Marketing

suzanne@dariohealth.com

+1-347-767-4220

Investor Relations Contact:

Chuck Padala

chuck@lifesciadvisors.com

+1-646-627-8390

Media Contact:

Josephine Galatioto

Josephine.galatioto@russopartnersllc.com

+1-212-845-4262